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                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, is made and. entered into effective as of the 1st day of May, 2002, by and between THE NETPLEX GROUP, INC. a New York corporation (the "Company") and Gene Zaino (the "Employee").

                                    RECITALS

   A. The Company desires to retain Employee to provide the services hereinafter set forth.

   B. The Employee is willing to provide such services to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     In consideration of the promises and the terms and conditions set forth in this Agreement, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Employment and Term. The Company agrees to employ the Employee and the Employee agrees to work for the Company, effective as of the date hereof, subject to the term and conditions below. Unless sooner terminated by either party pursuant to Sections 5, 6, 7 or 8 below, this Agreement shall be for a term of twelve (12) months after the date hereof, provided, that the term of this Agreement shall automatically renew for successive twelve (12) month periods unless one party gives the other party at least sixty (60) days written notice of non-renewal prior to the applicable expiration date.

     2. Compensation; Benefits. Subject to the terms and conditions of this Agreement, the Company shall pay to the Employee a base salary at the rate determined by the Compensation Committee of the Company's Board of Directors, payable in accordance with the Company's regular payroll policies. In addition to this base salary, the Employee shall be entitled to the benefits and bonuses determined by the Compensation Committee of the Company's Board of Directors subject to the terms and conditions described therein. In addition, the Employee shall be entitled to receive such other benefits including, but not limited to, holidays and sick leave, business expense reimbursement, automobile allowance, life, health and disability insurance as the Company generally provides to its employees holding similar positions as that of the Employee. All benefits provided hereunder shall be subject to the terms of the applicable plans and programs, as they may be modified or terminated for employees generally in the Company's discretion from time-to-time. In addition, the Company shall pay the premiums on a term life insurance policy for the Employee insuring the life of the Employee for $2,000,000. The Employee shall be deemed the owner of the life insurance policy and shall have such right to designate the beneficiaries of such policy.

     3. Title; Duties. The Employee shall be employed as President and Chief Executive Officer of the Netplex Group, Inc. The Employee shall diligently and conscientiously devote his full time and attention and his best efforts to loyally and professionally discharge the duties assigned to him by the Company. The Employee shall perform such duties as may be assigned to him from time to time by the Company. The Employee will report directly to the Company's Board of Directors. In performing his duties, the Employee will comply with all applicable laws and all policies and procedures of the Company, as they may be modified in the Company's discretion from time-to-time.

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     4. Right to Contract; Conflict of Interest. The Employee hereby represents and warrants to the Company that (i) he has full right and authority to enter into this Agreement and to perform his obligations hereunder, and (ii) the execution and delivery of this Agreement by the Employee and the performance of the Employee's obligations hereunder will not conflict with or breach any agreement, order or decree to which the Employee is a party or by which he is bound. During the term of this Agreement, the Employee shall not directly or indirectly consult, advise, be retained or employed by, or in any manner perform any service with or to any other business or entity in any line of business, regardless of whether such line of business is competitive with the Company's business, without first obtaining consent in writing from the Company.

     5. Termination by the Company.

          (a) The Company shall have the right to terminate this Agreement with or without cause at any time during the term of this Agreement by giving written notice to the Employee. If the termination is with cause, the termination shall become effective on the date specified in the notice. If the termination is without cause, the termination date shall be a date at least sixty (60) days following the date of the notice of termination itself, provided that the Company may in its discretion at any time relieve the Employee of his duties and provide him with pay in lieu of notice. In the event that this Agreement is terminated by the Company for cause, the Company shall pay the Employee the base salary due him under this Agreement through the day on which such termination is effective. In the event that this Agreement is terminated by the Company without cause, the Company shall pay to the Employee: (i) compensation equal to continuation of the Employee's base salary for one (1) year; (ii) a lump sum payment of 100% of the Employee's greatest annual incentive compensation paid in the previous two years; (iii) payment of 100% of health, dental and disability benefits for the subsequent one year period and (iv) all amounts of the employee's salary deferral under the Company's Deferred Compensation Plan plus accrued interest at the current federal interest rate guidelines.

          (b) For purposes of this Section 5, "cause" shall mean (i) a material breach by the Employee of any covenant or condition hereunder or a material failure of performance by the Employee under this Agreement; (ii) abandonment by the Employee of his duties hereunder; (iii) the commission by the Employee of any act or omission constituting gross negligence, dishonesty, fraud, immoral or disreputable conduct which is, or in the reasonable opinion of the Company's Board of Directors, is likely to be, harmful to the Company or its reputation;
(iv) conviction of, or a plea or nolo contenders by, the Employee of a violation of any federal, state or local law, rule regulation or ordinance; or (v) material violation by the Employee of the Company's material policies as set forth in the Company's personnel handbook, if one has been adopted, or announced by Company management from time to time, and, with respect to subparts i, ii, iii or v, which violation remains uncured to the Company's satisfaction thirty
(30) days after written notice to the Employee by the Company regarding such violation has been provided.

     6. Termination by Death or Disability of the Employee.

          (a) In the event of the Employee's death during the term of this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall pay to the Employee's legal representatives the base salary due the Employee through the day on which his death shall have occurred.

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          (b) If in the opinion of a physician selected by the Company and approved by the Employee, which approval shall not unreasonably be withheld, the Employee is unable to perform his duties hereunder due to mental, physical or other disability for a period of 90 consecutive business days, as determined by the Company, or for 90 business days in any period of 12 consecutive months, this Agreement may be terminated by the Company, at its option, by written notice to the Employee, effective on the termination date specified in such notice, provided such termination date shall not be a date prior to the date of the notice of termination itself In this case, the Company will pay the Employee the base salary due him through the day on which such termination is effective.

     7. Termination by the Employee.

          (a) The Employee may terminate this Agreement at any time, with or without cause, by giving sixty (60) days written notice to the Company. Any such termination, if without cause, shall become effective on the date specified in such notice, provided that the Company may elect to have such termination become effective on a date after, but not more than 14 days after, the date of the notice. If such termination is with cause, it shall become effective on the date 60 days after the date of such notice, but the Company has failed to cure the cause specified in the notice. In the event that this Agreement is terminated by the Employee without cause, the Company shall pay to the Employee: (i) compensation equal to continuation of the Employee's base salary for one (1) year; (ii) a lump sum payment of 100% of the Employee's greatest annual incentive compensation paid in the previous two years; (iii) payment of 100% of health, dental and disability benefits for the subsequent one year period and
(iv) all amounts of the employee's salary deferral under the Company's Deferred Compensation Plan plus accrued interest at the current federal interest rate guidelines.

          (b) For purposes of this Section 7, "cause" shall mean (i) a material failure by the Company to perform its obligations under this Agreement, (ii) a material reduction in the Employee's duties or responsibilities hereunder not consented to by Employee or (iii) a relocation of more than fifty (50) miles from the Company's principal executive offices not consented to by Employee.

     8. Change of Control of the Company. For purposes of this Section 8, a Change of Control shall not include a public stock offering by the Company or any subsidiary of the Company, but shall mean only any of the following:

          (a) the merger or consolidation of the Company with or into another unaffiliated entity, or the merger of another unaffiliated entity into the Company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than fifty percent (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation;

          (b) the sale, lease or other transfer of all or substantially all of the Company's assets to an unaffiliated person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or the sale or transfer of more than fifty one percent (51 %) of the Company's then outstanding voting stock (other than in a restructuring transaction which results in the continuation of the Company's business by an affiliated entity) to such persons or group; or

          (c) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company.

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          (d) In the event of a Change of Control (as defined above) of the
Company, then following the consummation of such Change of Control, all unexercisable Restricted Stock and Incentive and Non-Qualified Stock Options granted to the Employee prior to such date will be come immediately exercisable in full and remain exercisable for a period of 24 months following the consumation of such Change of Control.

          (e) In the event of both (i) a Change of Control (as defined above) of the Company and (ii) the termination of this Agreement by the Company (or its successor) without cause within four (4) months following the consummation of such Change of Control, the Company (or its successor) shall pay to the Employee in a gross amount such that the net payments retained by the Employee after payment of any tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, with respect to such payment shall equal continuation of the Employee's base salary for twelve (12) months plus a lump sum payment of 100% of the Employee's minimum incentive compensation payable hereunder.

          (f) In the event of a Change of Control (as defined above) of the Company, the Employee may terminate this Agreement within thirty (30) days following the consummation of such Change of Control by giving written notice to the Company, with an effective date of such termination to be not later than sixty (60) days following the consummation of such Change of Control. If the Employee elects to terminate this Agreement pursuant to Section 8(e), the Company (or its successor) shall pay to the Employee in a gross amount such that the net payments retained by the Employee after payment of any tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended, with respect to such payment shall equal continuation of the Employee's base salary for six (6) months plus a lump sum payment of 100% of the Employee's minimum incentive compensation payable hereunder.

     9. Non-Solicitation.

          (a) The Employee agrees that, during his employment hereunder, and for a period of three (3) years after the termination of his employment by the Company for cause pursuant to Section 5, he will not on his own behalf or as a partner, officer, director, employee, agent, or consultant of any other person or entity or in any other capacity, directly or indirectly solicit or induce (or attempt to solicit or induce) any of the Company's Customers, or Employees, not to conduct business with the Company, or to stop conducting business with the Company, to conduct business with or contract with any other person or entity, or to leave their employment with the Company or consider employment as an employee or contractor with any other person or entity. The Parties agree and stipulate that as used herein "Customer" means all persons, firms or entities that have either sought or purchased the Company's goods or services, have contacted the Company for the purpose of seeking or purchasing the Company's goods or services, or have been contacted or strategically targeted by the Company for the purpose of selling its goods and services during the Employee's employment. The Customers covered by this Agreement shall include any Customer or potential Customer of the Company at any time during the Employee's employment. The parties further agree that the term "Employees" as used herein shall mean any persons who then are, or were at any time in the preceding six
(6) months period, or at any time during the Employee's employment with the Company, employed by the Company.

          (b) The Employee further acknowledges that this Section 9 is an independent covenant within this Agreement, and that this covenant shall survive any termination of Agreement and shall be treated as an independent covenant for the purposes of enforcement. With respect to this covenant, the Employee hereby acknowledges receipt of Ten Dollars ($10.00) and other good and valuable consideration stated herein including without limitation the consideration of his continued employment by the Company.

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          (c) The Employee shall, during the term of this Agreement and thereafter, notify any prospective employer of the terms and conditions of this Agreement regarding non-solicitation, non-competition, confidentiality and non-disclosure.

     10. Non-Competition. The Employee agrees that during his employment hereunder, and for a period of one (1) year after the termination of his employment by the Company for cause pursuant to Section 5, he will not, on his own behalf or as a partner, officer, director, employee, agent, or consultant of any other person or entity, directly or indirectly, engage or attempt to engage in the business of providing goods or services which are the same as or similar to the goods or services of Netplex Group, Inc.'s Contractors Resources subsidiary anywhere within the United States. The Employee acknowledges that the Company operates on a nationwide basis and that he has nationwide responsibilities. Thus, he agrees that the restrictions in this Section 10 are fair and reasonable, and in the event of any litigation to enforce this Section 10, he shall not claim that any portion of it is unreasonable or unenforceable.

     11. Confidentiality and Non-Disclosure.

          (a) The Employee shall hold in strict confidence and shall not, either during the term of this Agreement or after the termination hereof, use or disclose, directly or indirectly, to any third party, person, firm, corporation or other entity, irrespective of whether such person or entity is a competitor of the Company or is engaged in a business similar to that of the Company, any trade secrets or other proprietary or Confidential Information of the Company or any subsidiary or affiliate of the Company obtained by the Employee from or through his employment hereunder. The Employee hereby acknowledges and agrees that all confidential and proprietary information referred to in this Section 11 shall be deemed trade secrets of the Company and of its subsidiaries and affiliates, and that the Employee shall take such steps, undertake such actions and refrain from taking such other actions, as mandated by the provisions hereof and by the provisions of the Virginia Uniform Trade Secret Act. Employee further acknowledges that the Company's products and titles consist of copyrighted material, and Employee shall exercise his best efforts to prevent the use of such copyrighted material by any person or entity which has not prior thereto been authorized to use such information by the Company.

          (b) "Confidential and/or proprietary information and documents" as used in this Section includes, but is not limited to, trade secrets, inventions, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, improvements, discoveries, drawings, contracts, methods of operation, developments, designs and techniques, new products, marketing and selling, customer identities, customer lists, customer contacts, customer goodwill, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, information regarding the skills and compensation of other employees of the Company, and any other trade secrets not specifically mentioned herein which are not publicly known or are only publicly known due to a breach of an obligation not to disclose them.

          (c) The Employee further hereby agrees and acknowledges that any disclosure of any confidential or proprietary information prohibited herein, or any breach of the provisions of Sections 4, 9 or 11 of this Agreement, may result in irreparable injury, and damage to the Company which will not be adequately compensable in monetary damages, that the Company will have no adequate remedy at law therefore, and that the Company may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect the

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company against, or an account of, any breach by the Employee of the provisions contained in Sections 4, 9, or 11.

          (d) The Employee further agrees that, upon termination of this Agreement, whether voluntary or involuntary or with or without cause, the Employee shall notify any new employer, partner, associate or any other firm or corporation with whom the Employee shall become associated in any capacity whatsoever of the provisions of this Section and that the Company may give such notice to such firm, corporation or other person.

     12. Assignment and Disclosure of Inventions.

          (a) From and after the date the Employee first became employed with the Company, the Employee hereby agrees to promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, and trade secrets ("Inventions"), whether or not patentable, copyrightable or protectible as trade secrets, that are made or conceived or first reduced to practice or created by the Employee, either alone or jointly with others, during the period of the Employee's employment, whether or not in the course of the Employee's employment.

          (b) The Employee hereby acknowledges that copyrightable works prepared by the Employee within the scope of the Employee's employment are "works for hire" under the Copyright Act and that the Company will be considered the author thereof. The Employee hereby agrees that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by the Employee for the Company, or (c) relate to the Company's business or current or anticipated research and development, will be the sole and exclusive property of the Company and are hereby assigned by the Employee to the Company.

     13. Severability. The Company and the Employee recognize that the laws and public policies of the Commonwealth of Virginia are subject to varying interpretations and change. It is the intention of the Company and of the Employee that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the Commonwealth of Virginia, but that the unenforceability (to the modification to conform to such laws or public policies) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the balance of this Agreement in order to render it valid and enforceable. Furthermore, the Court or arbitrator shall modify any invalid provision to make it enforceable to the maximum extent permitted by law.

     14. Indemnification. The Company shall defend and hold the Executive harmless to the fullest extent permitted by applicable law and the Company By-Laws and Certificate of Incorporation in connection with any claim, action, suit, investigation or proceeding arising out of or relating to performance by the Executive of services for, or action of the Executive as an employee of the Company or any parent, subsidiary or affiliate of the Company, or of any other person or enterprise at the Company's request, except in situations where the Employee engaged in fraud, willful misconduct or unlawful or criminal conduct or where the Employee and the Company are adverse parties in the legal proceeding. Expenses incurred by the Executive in defending a claim, action, suit or investigation or proceeding covered hereby shall be paid by the Company in advance of the final disposition thereof upon the receipt by the Company of any undertaking by or on behalf of the Executive to repay such

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amount unless it shall ultimately be determined that he is not entitled to be indemnified hereunder; provided, however, that this Section 14 shall not apply to a non-derivative action commenced by the Company against the Executive.

     15. Assignment. Neither the rights nor obligations under this Agreement may be assigned by either party, in whole or in part, by operation of law or otherwise, except that (1) the Agreement shall be binding upon and inure to the benefit of any successor of the Company and its subsidiaries and affiliates, whether by merger, reorganization or otherwise, or any purchaser of all or substantially all of the assets of the Company and the Company may assign its rights and obligations hereunder to such successor or purchaser; and (2) the Company may assign the rights and obligations under this Agreement with Employee to Netplex Group Inc.'s Contractors Resources subsidiary at such time as Employee ceases providing employment services to Netplex Group Inc. as CEO.

     16. Notices. Any notice expressly provided for under this Agreement shall be in writing, shall be given either manually or by mail and shall be deemed sufficiently given when actually received by the party to be notified or when mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party at their addresses as set forth below. Either party may, by notice to the other party, given in the manner provided for herein, change their address for receiving such notices.

         (a)  If to the Company, to

         NETPLEX Group, Inc.
         1800 Robert Fulton Drive
         Suite 250
         Reston, Virginia 20191-4346
         Attn: Chairman of the Compensation Committee

         (b)  If to the Employee, to

         Gene Zaino
         11198 Beach Mill Road
         Great Falls, VA  22066

     17. Governing Law. This Agreement shall be executed, construed and performed in accordance with the laws of the Commonwealth of Virginia without reference to conflict of law principles.

     18. Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     19. Entire Agreement; Amendments. This Agreement constitutes and embodies the entire agreement between the parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection with such subject matter. No covenant or condition not expressed in this Agreement Shall affect or be effective to interpret, change or restrict this Agreement. In the event of a conflict or inconsistency between the terms of this Agreement and the Company's policies regarding employees, the terms of this Agreement shall supersede the conflicting or inconsistent Company policies. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless in writing signed by the

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Employee and on behalf of the Company by an officer thereunto duly authorized by the Company's Board of Directors. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of any party to enforce any other provision or to exercise any right or remedy in the event of any other default.

     20. Arbitration. Any controversy or claim arising out of or relating to this Agreement or Employee's employment with the Company, except for claims of violation of Sections 9, 10 or 11 hereof, which may be enforced by the Company in a court of competent jurisdiction shall be settled exclusively by binding arbitration before a single arbitrator in or about the proximity of the Company headquarters in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The provisions hereof shall be a complete bar and defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any matter which is arbitrable as herein set forth. Nothing herein contained shall be deemed to give any arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any provisions of this Agreement. The decision of the arbitrator shall be final and conclusive. Judgment on an award rendered by the arbitrator may be entered in any court of competent jurisdiction. In the event of any litigation or arbitration to enforce any provision of this Agreement, the prevailing party may be awarded his or its reasonable attorneys' fees and costs.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              COMPANY:

                                              THE NETPLEX GROUP, INC.


                                              By:
                                                 -------------------------------
                                              Steve Hanau
                                              Chairman, Compensation Committee
                                              Date: May 7, 2002


                                              EMPLOYEE:


                                              ----------------------------------
                                              Gene Zaino
                                              Date:  May 7, 2002